Exhibit (a)(12)

                             SCUDDER PORTFOLIO TRUST

                                  Amendment to
                     Establishment and Designation of Series
                     of Beneficial Interest, $.01 Par Value


         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Portfolio Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust dated November 3, 1987, as amended from time to time, do hereby amend the Establishment and Designation of Series of Shares of Beneficial Interest, $.01 par value, of the Trust, as previously filed with the Secretary of the Commonwealth of Massachusetts on April 12, 1996, and as further amended on May 1, 2002 (the "Designation"), such that the Series of the Trust currently designated as Scudder High Yield Opportunity Fund is hereby redesignated as Scudder High Income Opportunity Fund. Therefore, Section 1 of the Designation shall hereby be replaced with the following:

         1. The Funds shall be designated as follows:

                   Scudder Balanced Fund
                   Scudder Income Fund
                   Scudder High Income Opportunity Fund

         All other terms and conditions of the Designation shall remain in effect.

         The foregoing Amendment to the Establishment and Designation of Series of Beneficial Interest, $.01 Par Value shall be effective October 7, 2002.
                                                                  --

         IN WITNESS WHEREOF, the undersigned have this day signed this instrument.

         /s/Henry P. Becton, Jr.                                       /s/Dawn-Marie Driscoll
         -------------------------------------------------             -----------------------------------------------
         Henry P. Becton, Jr., as Trustee                              Dawn-Marie Driscoll, as Trustee

         /s/Edgar R. Fiedler                                           /s/Keith R. Fox
         -------------------------------------------------             -----------------------------------------------
         Edgar R. Fiedler, as Trustee                                  Keith R. Fox, as Trustee

         /s/Richard T. Hale
         -------------------------------------------------             -----------------------------------------------
         Richard T. Hale, as Trustee                                   Louis E. Levy, as Trustee

         /s/Jean Gleason Stromberg                                     /s/Jean C. Tempel
         -------------------------------------------------             -----------------------------------------------
         Jean Gleason Stromberg, as Trustee                            Jean C. Tempel, as Trustee

         /s/Carl W. Vogt
         -------------------------------------------------
         Carl W. Vogt, as Trustee